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                                                                    Exhibit 99.1

                                 [TRANSPRO LOGO]



                                            FOR: TRANSPRO, INC.

                                            Contact:
                                            Richard A. Wisot
                                            Chief Financial Officer
                                            (203) 401-6452
FOR IMMEDIATE RELEASE
                                            FD Morgen-Walke
                                            Investors: Christine Mohrmann,
                                            Lauren Levine, Lindsay Hatton
                                            Media: Jason Rando, Steve DiMattia
                                            (212) 850-5600

            TRANSPRO, INC. CEO INTERVIEWED BY WALLSTREETREPORTER.COM
                - TRANSPRO'S STRATEGIC GROWTH PLAN HIGHLIGHTED -


NEW HAVEN, CONNECTICUT, January 24, 2003 - Transpro, Inc. (NYSE: TPR) today announced it has been featured on WallStreetReporter.com. The webcast interview of Transpro, Inc. CEO Charles Johnson was held yesterday and posted on the Wall Street Reporter Web site. The webcast reaches thousands of investors, analysts and business consultants who visit WallStreetReporter.com each day.

"We're delighted to share our vision of Transpro, Inc. with the financial community at a time when our company is focused squarely on creating a strong foundation for the future ," said Mr. Johnson. "Given our unique position as a profitable, growing company in a compelling market, we believe in the strength and viability of our business model."

To listen to the interview, please visit the following website:

http://www.wallstreetreporter.com/v2/asp/profile/default.asp?content=99&id=
9676&s=1

ABOUT TRANSPRO, INC.
Transpro, Inc. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
o        Being An Exemplary Corporate Citizen

                                    - MORE -

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TRANSPOR, INC. CEO INTERVIEWED BY WALLSTREETREPORTER.COM                PAGE 2

o        Employing Exceptional People
o        Dedication To World-Class Quality Standards
o        Market Leadership Through Superior Customer Service
o        Commitment to Exceptional Financial Performance

ABOUT WALL STREET REPORTER
The Wall Street Reporter Magazine is a premier information source for professional investors seeking successful new investment ideas. In 1996, the Wall Street Reporter launched the first Internet site to feature CEO interviews. Since that time the Wall Street Reporter has conducted more than 15,000 interviews that have been heard by millions of investors worldwide.